UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 2, 2017 (January 27, 2017)

FRED'S, INC.
(Exact Name of Registrant as Specified in Charter)

Commission File Number 001-14565

Tennessee	62-0634010
(State or Other Jurisdiction	(I.R.S. Employer
of Incorporation)	Identification No.)

4300 New Getwell Road, Memphis, Tennessee 38118
(Address of principal executive offices)

(901) 365-8880
Registrant's telephone number, including area code

Not Applicable
(Former Name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01.  ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.

The information set forth under Item 2.03 of this Current Report on Form 8-K with respect to the Third Amendment and the Addendum (as each are defined herein) is hereby incorporated into this Item 1.01 by reference.

ITEM 2.03.  CREATION OF A DIRECT FINANCIAL OBLIGATION OR AN OBLIGATION UNDER AN OFF-BALANCE SHEET ARRANGEMENT OF A REGISTRANT.

On January 27, 2017, Fred’s, Inc. (the “Company”) and certain of its subsidiaries entered into (i) that certain Third Amendment (the “Third Amendment”) to that certain Credit Agreement, dated as of April 19, 2015, by and among the Company and certain of its subsidiaries, Regions Bank, in its capacity as administrative agent, collateral agent and lender (“Regions”), and Bank of America, N.A., in its capacity as lender (as amended, the “Credit Agreement”); and (ii) that certain Amended and Restated Addendum to Credit Agreement (the “Addendum” and, together with the Third Amendment, the “Amendment”).

The Amendment provides for the following:

•	Increases the revolving loan commitment from $150 million to $225 million, subject to a $30 million sublimit on letters of credit;
•	Limits the amount that can be drawn on the revolving loan facility to percentages of the Company’s credit card receivables, pharmacy receivables, inventory and pharmacy scripts, less reserves;
•	Establishes a financial covenant requiring the Company to maintain excess availability of at least the greater of $22.5 million and 10% of the aggregate revolving commitments;
•	Revises the definitions of “Applicable Margin” and “Excluded Subsidiary”, among other definitions;
•	Revises the excess availability requirements for certain acquisitions;
•	Revises the limitation on dividends paid during any four consecutive quarters to $12.5 million from $20 million;
•	Authorizes Regions to take control of certain accounts of the Company upon certain conditions being satisfied for the purpose of directing payments to Regions; and
•	Revises certain financial reporting obligations of the Company to the lenders.

In addition to the foregoing, the Amendment contemplates that up to $15 million of borrowings under the revolving loan facility may be used in connection with the acquisition of up to 10 Rite Aid stores pursuant to the terms of that certain Asset Purchase Agreement, dated as of December 19, 2016, by and among the Company, AFAE, LLC, Rite Aid Corporation and Walgreens Boots Alliance, Inc.

The lenders (and their respective subsidiaries or affiliates) under the Credit Agreement have in the past provided, or may in the future provide, investment banking, underwriting, lending, commercial banking, trust and other advisory services to the Company, its subsidiaries or affiliates. These parties have received, and may in the future receive, customary compensation from the Company, its subsidiaries or affiliates, for such services.

 The foregoing descriptions of the Third Amendment and the Addendum are qualified in their entirety by reference to copies of the Third Amendment and the Addendum, which are filed as Exhibit 10.1 and Exhibit 10.2, respectively, to this Current Report on Form 8-K and incorporated herein by reference.

ITEM 9.01.  FINANCIAL STATEMENTS AND EXHIBITS.

(d)               Exhibits.

10.1
Third Amendment to Credit Agreement, dated as of January 27, 2017, by and among Fred’s, Inc. and certain of its subsidiaries, Regions Bank, in its capacity as administrative agent, collateral agent and lender, and Bank of America, N.A., in its capacity as lender.

10.2
Amended and Restated Addendum to Credit Agreement, dated as of January 27, 2017, by and among Fred’s, Inc. and certain of its subsidiaries, Regions Bank, in its capacity as administrative agent, collateral agent and lender, and Bank of America, N.A., in its capacity as lender.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FRED'S, INC.
(Registrant)

Date: February 2, 2017	By:	/s/ Rick Hans
	Name:	Rick Hans
	Title:	Executive Vice President, Chief Financial Officer and Secretary

EXHIBIT INDEX

Exhibit
Number	Description of Exhibit(s)

10.1
Third Amendment to Credit Agreement, dated as of January 27, 2017, by and among Fred’s, Inc. and certain of its subsidiaries, Regions Bank, in its capacity as administrative agent, collateral agent and lender, and Bank of America, N.A., in its capacity as lender.

10.2
Amended and Restated Addendum to Credit Agreement, dated as of January 27, 2017, by and among Fred’s, Inc. and certain of its subsidiaries, Regions Bank, in its capacity as administrative agent, collateral agent and lender, and Bank of America, N.A., in its capacity as lender.